CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

We hereby consent to the incorporation by reference in this Registration Statement filed on Form S-1, filed on July 16, 2008, of our report dated March 20, 2007, relating to the consolidated financial statements of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) appearing in the Form 10-KSB for the year ended December 31, 2007.  We also consent to the reference of our firm under the heading “Experts” in this Registration Statement.

/s/ Thomas Leger & Co., L.L.P.

Houston, Texas
July 16, 2008